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                                                           Exhibit 99.B(H)(i)(b)

                               AMENDED SCHEDULE B

                               WITH RESPECT TO THE

                   AMENDED AND RESTATED UNDERWRITING AGREEMENT

                                     BETWEEN

                             ING SENIOR INCOME FUND

                                       AND

                           ING FUNDS DISTRIBUTOR, LLC
                     (FORMERLY ING FUNDS DISTRIBUTOR, INC.)

NAME OF FUND
------------
ING Senior Income Fund